UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

874 Sinclair Road, Oakville ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On December 12, 2014, pursuant to the Arrangement Agreement and Plan of Merger (the “Arrangement Agreement”), dated as of August 26, 2014, by and among Tim Hortons Inc., a company organized under the laws of Canada (“Tim Hortons”), Burger King Worldwide, Inc., a Delaware corporation (“Burger King Worldwide”), Restaurant Brands International Inc., a corporation continued under the laws of Canada (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company) (“Holdings”), Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of Ontario and a subsidiary of Holdings (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership) (“Partnership”), Blue Merger Sub, Inc., a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Partnership (“Merger Sub”), and 8997900 Canada Inc., a corporation organized under the laws of Canada and a wholly owned subsidiary of Partnership (“Amalgamation Sub”), Amalgamation Sub acquired all of the outstanding shares of Tim Hortons pursuant to a plan of arrangement under Canadian law (the “Plan of Arrangement”), which resulted in Tim Hortons becoming an indirect subsidiary of both Holdings and Partnership (the “Arrangement”) and Merger Sub merged with and into Burger King Worldwide, with Burger King Worldwide surviving the merger as an indirect subsidiary of both Holdings and Partnership (the “Merger” and, together with the Arrangement, the “Transactions”). As a final step in the Plan of Arrangement, Tim Hortons and Amalgamation Sub amalgamated effective as of 11:59 p.m. (Toronto Time) on December 12, 2014, with Tim Hortons surviving the amalgamation.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Executive Officers of Tim Hortons

In connection with the Transactions, the following individuals were appointed as the executive officers of Tim Hortons:

Name	Position
Elias Diaz-Sese	President
Jill Granat	General Counsel and Secretary

Elias Diaz-Sese

Elias Diaz-Sese, 41, was appointed President, Tim Hortons on December 15, 2014. From January 2012 to December 2014, he was the president of BK AsiaPac, Pte. Ltd. located in Singapore. From August 2011 to December 2011, he was a Senior Vice President Continental Europe for Burger King Europe GmbH located in Zug, Switzerland. Between January 2011 and August 2011, Mr. Diaz-Sese served as a Vice President Franchise and Emerging Markets for Burger King Europe GmbH. From August 2008 to December 2010, he served as General Manager for Burger King’s operations in Spain and Portugal. Mr. Diaz-Sese has served as President, Tim Hortons for Restaurant Brands International Inc. since December 15, 2014.

Jill Granat

Jill Granat, 49, was appointed General Counsel and Corporate Secretary on December 15, 2014. Ms. Granat served as Senior Vice President, General Counsel and Secretary of Burger King Worldwide and its predecessor since March 2011. Prior to her appointment, Ms. Granat was Vice President and Assistant General Counsel of Burger King Corporation from July 2009 until March 2011. Ms. Granat joined BKC in 1998 as a member of the legal department and served in positions of increasing responsibility with the company. Ms. Granat has served as General Counsel and Corporate Secretary for Restaurant Brands International Inc. since December 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: December 17, 2014	By:	/s/ Jill Granat
Jill Granat
General Counsel and Secretary